UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF
THE SECURITIES ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2024

CARRIAGE HOUSE EVENT CENTER,INC.
(Exact name of registrant as specified in its Charter)

Colorado	333-236117	82-4268982
(State or other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

558 Castle Pines Parkway, B-4, Suite 140
Castle Pines Parkway
Tel.: (801) 517-8845
(Address, including zip code, and Telephone Number, including area code, of Registrant’s Principal Executive Offices)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e -4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant's Certifying Accountant

On January 17, 2024, Carriage House Event Center, Inc. (the “Company”) was informed that our independent registered public accounting firm since 2022, Pinnacle Accountancy Group of Utah (“Pinnacle”) had sold a portion of its business to GreenGrowth CPAs (“GreenGrowth”).

On January22, 2024, the Company engaged and executed an agreement with Michael Gillespie & Associates, PLLC (“Gillespie”), as the Company’s new independent accountant to replace Pinnacle.

The reports of Pinnacle regarding the Company’s financial statements for the fiscal years ended December 31, 2021 and 2022, being the most recent fiscal year for which the Company has filed audited financial statements with the Securities and Exchange Commission (the “SEC”), did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except to indicate that there was substantial doubt about the Company’s ability to continue as a going concern. The board of directors of the Company, acting as the audit committee, approved the decision to change independent accountants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 24, 2024	CARRIAGE HOUSE EVENT CENTER, INC.

By: /s/ A. Terry Ray
A. Terry Ray
Chief Executive Officer